EXHIBIT C
to the
Investment Advisory Contract

Federated Inflation-Protected
Securities Core Fund

	The Adviser shall provide services
to the above-named portfolio
of the Trust at no charge.

	Witness the due execution
hereof this 1st day of September, 2005.


Federated Core Trust


By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President



Federated Investment
Management Company



By:  /s/ Keith M. Schappert
Name:  Keith M. Schappert
Title:  President/CEO

Federated Core Trust
Page 1	September 1, 2005